Exhibit 99.1

IEC ANNOUNCES FISCAL 2019 THIRD QUARTER RESULTS

Newark, New York, August 7, 2019 - IEC Electronics Corp. (NYSE American: IEC) today announced results for the fiscal 2019 third quarter and nine months ended June 28, 2019.

IEC reported revenues of $40.3 million for the third quarter of fiscal 2019, an increase of 35.4% as compared to revenues of $29.8 million for the fiscal 2018 third quarter. Gross margin for the third quarter of fiscal 2019 was 13.9% compared to 11.3% in the same quarter last year. Selling and administrative expenses were $3.7 million in the third quarter of fiscal 2019, or 9.2% of sales, as compared to $2.8 million, or 9.5% percent of sales, in the third quarter of fiscal 2018. The Company reported net income of $1.2 million, or $0.12 per basic share and $0.11 per diluted share for the third quarter of fiscal 2019, compared to net income of $0.2 million, or $0.02 per basic and diluted share in the third quarter of fiscal 2018.

Revenues for the first nine months ended June 28, 2019 increased 36.7% to $113.1 million as compared to $82.7 million for the first nine months of fiscal 2018. Gross margin for the first nine months fiscal 2019 improved to 13.5% as compared to 11.7% in the first nine months of fiscal 2018. Selling and administrative expenses were to $10.4 million during the first nine months of fiscal 2019 but decreased as a percentage of sales to 9.2%, as compared to $8.5 million or 10.3% of sales for the first nine months of fiscal 2018. Net income for the first nine months of fiscal 2019 was $3.0 million, or $0.28 per basic and diluted share during the first nine months of fiscal 2018. Excluding a $0.10 one-time tax benefit during the first nine months of fiscal 2018, net income was $0.02 per basic and diluted share.

Jeffrey T. Schlarbaum, President and CEO of IEC Electronics commented, “This was a breakthrough quarter for IEC, highlighted by revenue of $40.3 million, representing growth of 35% year over year, as well as an 8% increase sequentially compared to the second quarter of fiscal 2019. Gross margin improved to 13.9%, which translated into improved net income. In addition, our sales growth continues to be strong, as evidenced by backlog growth of more than 64% since the end of fiscal 2018 and a book to bill ratio of 2.5:1.

“Our third quarter performance reflects the changing dynamics of our Company. During the past few years we’ve restored customer confidence as a reliable and efficient manufacturing partner for high complexity products in highly regulated markets. As a result of these efforts, we are winning more programs and seeing longer term engagements. We continue to invest in ensuring that we have a highly skilled workforce in place and during the third quarter we again added to our employee base, continuing our practice of hiring and training skilled team members so that we may efficiently convert backlog to production. While the component shortage has abated in certain segments of our industry, we continue to see some tightness in the supply chain for the parts required for the high complexity programs we support. Nonetheless, we continue to adapt our operating model to ensure we have the right materials and people on hand to meet our customers’ expectations.”

Mr. Schlarbaum continued, “Following the close of the third quarter, we announced that our Analysis and Testing Lab has qualified to expand its services to the Defense Logistics Agency (“DLA”) as a suitable equipped laboratory as part of the agency’s Qualified Testing Supplier List (“QTSL”). Our lab has always been a unique on-site service for our customers, whether for use in root-cause analysis or counterfeit component risk mitigation. With this expanded service, we can seamlessly test and transfer parts into the manufacturing facility, saving time and money for our customers. This is an exciting development for IEC, enabling us to serve more customers and programs with state-of-the-art testing for counterfeits and other issues and expanding our ability to minimize supply chain risk for the life-saving and mission critical products we support.

“With our backlog growth and the visibility we have today, we are confident in our expectation of achieving revenue growth in excess of 25% in fiscal 2019. Furthermore, we believe our integrated capabilities represent a growing

Exhibit 99.1

value proposition to our customers, positioning us well to continue to capitalize on the opportunities we’re seeing in the marketplace.”

Conference Call:

IEC will host a conference call, today, Wednesday, August 7, 2019 at 10:00 a.m. Eastern Time, to discuss its financial results for the fiscal 2019 third quarter and nine months ended June 28, 2019.

The conference call may be accessed in the U.S. and Canada by dialing toll-free (877) 407-9210. International callers may access the call by dialing (201) 689-8049.
A replay of the teleconference will be available for 30 days after the call and may be accessed domestically by dialing (877) 481-4010 and international callers may dial (919) 882-2331. Callers must enter conference ID: 51553.
To access the live webcast, log onto the IEC website at http://www.iec-electronics.com. The webcast can also be accessed at http://www.investorcalendar.com/event/51553. An online replay will be available shortly after the call.

About IEC Electronics

IEC Electronics is a provider of electronic manufacturing services ("EMS") to advanced technology companies that produce life-saving and mission critical products for the medical, industrial, aerospace and defense sectors. The Company specializes in delivering technical solutions for the custom manufacture of complex full system assemblies by providing on-site analytical testing laboratories, custom design and test engineering services combined with a broad array of manufacturing services encompassing electronics, interconnect solutions, and precision metalworking. As a full service EMS provider, IEC holds all appropriate certifications for the market sectors it supports including ISO 9001:2008, AS9100D, and ISO 13485, and is Nadcap accredited.  IEC Electronics is headquartered in Newark, NY and also has operations in Rochester, NY and Albuquerque, NM. Additional information about IEC can be found on its web site at www.iec-electronics.com.

Note Regarding Forward-Looking Statements

References in this report to “IEC,” “IEC Electronics,” the “Company,” “we,” “our,” or “us” mean IEC Electronics Corp. and its subsidiaries except where the context otherwise requires. This release contains forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “optimistic,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar words or phrases. These forward-looking statements include, but are not limited to, statements regarding future sales and operating results, future prospects, the capabilities and capacities of business operations, any financial or other guidance and all statements that are not based on historical fact, but rather reflect our current expectations concerning future results and events. The ultimate correctness of these forward-looking statements is dependent upon a number of known and unknown risks and events and is subject to various uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements.

The following important factors, among others, could affect future results and events, causing those results and events to differ materially from those views expressed or implied in our forward-looking statements: business conditions and growth or contraction in our customers’ industries, the electronic manufacturing services industry and the general economy; variability of our operating results; our ability to control our material, labor and other costs; our dependence on a limited number of major customers; the potential consolidation of our customer base; availability of component supplies; dependence on certain industries; variability and timing of customer requirements; technological, engineering and other start-up issues related to new programs and products; uncertainties as to availability and timing of governmental funding for our customers; the impact of government regulations, including FDA regulations; risks related to the accuracy of the estimates and assumptions we used to revalue our net deferred tax assets in accordance with the Tax Cuts and Jobs Act of 2017; the types and mix of sales to our customers; litigation and governmental investigations; intellectual property litigation; our ability to maintain effective internal controls over financial reporting; unforeseen product failures and the potential product liability claims that may be associated with such failures; the availability of capital and other economic, business and competitive factors affecting our customers, our industry and business generally; failure or breach of our

Exhibit 99.1

information technology systems; and natural disasters. Any one or more of such risks and uncertainties could have a material adverse effect on us or the value of our common stock. For a further list and description of various risks, relevant factors and uncertainties that could cause future results or events to differ materially from those expressed or implied in our forward-looking statements, see our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and our other filings with the Securities and Exchange Commission.

All forward-looking statements included in this release are made only as of the date indicated or as of the date of this release. We do not undertake any obligation to, and may not, publicly update or correct any forward-looking statements to reflect events or circumstances that subsequently occur or which we hereafter become aware of, except as required by law. New risks and uncertainties arise from time to time and we cannot predict these events or how they may affect us and cause actual results to differ materially from those expressed or implied by our forward-looking statements. Therefore, you should not rely on our forward-looking statements as predictions of future events.

Contact:	Audra Gavelis
Director of Marketing & Investor Relations
IEC Electronics Corp.
(315) 332-4559
agavelis@iec-electronics.com

Exhibit 99.1

IEC ELECTRONICS CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
JUNE 28, 2019 and SEPTEMBER 30, 2018
(unaudited; in thousands, except share and per share data)

	June 28, 2019	September 30, 2018
ASSETS
Current assets:
Cash	$—	$—
Accounts receivable, net of allowance	26,612	25,168
Unbilled contract revenue	7,305	—
Inventories	44,889	34,126
Other current assets	1,893	1,747
Total current assets	80,699	61,041

Property, plant and equipment, net	19,331	20,110
Deferred income taxes	7,999	8,855
Other long-term assets	862	442
Total assets	$108,891	$90,448

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$1,371	$1,449
Current portion of capital lease obligation	331	306
Accounts payable	29,510	28,689
Accrued payroll and related expenses	3,165	1,796
Other accrued expenses	543	458
Customer deposits	9,750	7,595
Total current liabilities	44,670	40,293

Long-term debt	26,622	16,002
Long-term capital lease obligation	6,772	7,027
Other long-term liabilities	1,558	1,750
Total liabilities	79,622	65,072

STOCKHOLDERS’ EQUITY
Preferred stock, $0.01 par value:
500,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.01 par value:
Authorized: 50,000,000 shares
Issued: 11,387,974 and 11,304,393 shares, respectively
Outstanding: 10,332,486 and 10,248,905 shares, respectively	103	102
Additional paid-in capital	47,824	47,326
Accumulated deficit	(17,069)	(20,463)
Treasury stock, at cost: 1,055,488 shares	(1,589)	(1,589)
Total stockholders’ equity	29,269	25,376
Total liabilities and stockholders’ equity	$108,891	$90,448

Exhibit 99.1

IEC ELECTRONICS CORP.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
THREE and NINE MONTHS ENDED JUNE 28, 2019 and JUNE 29, 2018
(unaudited; in thousands, except share and per share data)

	Three Months Ended		Nine Months Ended
	June 28, 2019	June 29, 2018	June 28, 2019	June 29, 2018

Net sales	$40,324	$29,782	$113,059	$82,706
Cost of sales	34,719	26,423	97,808	73,045
Gross profit	5,605	3,359	15,251	9,661

Selling and administrative expenses	3,721	2,833	10,402	8,543
Operating income	1,884	526	4,849	1,118

Interest and financing expense	452	322	1,160	834
Income before income taxes	1,432	204	3,689	284

Income tax expense/(benefit)	221	—	736	(1,005)

Net income	$1,211	$204	$2,953	$1,289

Net income per common share:
Basic	$0.12	$0.02	$0.28	$0.12
Diluted	$0.11	$0.02	$0.28	$0.12

Weighted average number of shares outstanding:
Basic	10,332,548	10,243,286	10,294,173	10,221,869
Diluted	10,642,403	10,556,764	10,556,953	10,467,112